Exhibit 10.2

PROMISSORY NOTE

$500,000	December 31, 2024

For value received, the undersigned, Alternus Clean Energy, Inc., a Delaware corporation formerly known as Clean Earth Acquisitions Corp. (the “Maker”), promises to pay to Meteora Capital, LLC (or its permitted designee) (the “Holder”), the principal sum of Five Hundred Thousand Dollars ($500,000), together with accrued interest from the date hereof until (but not including) the date of payment, in accordance with the terms and conditions of this Promissory Note (this “Note”). The Maker further agrees as follows:

1. Interest.

(a) Interest Rate. The principal balance outstanding hereunder from time to time shall bear interest at a rate equal to ten percent (10%) per annum; provided, however, that after the occurrence of an Event of Default and so long as such Event of Default remains uncured, the interest rate shall be the greater of ten percent (10%) per annum or the highest rate permitted by applicable law.

(b) Calculation of Interest. All computations of interest hereunder shall be made on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days occurring in the period for which such interest is payable. All accrued and unpaid interest on December 31 in each year shall be added to the outstanding principal amount hereof on such date and thereafter shall bear interest in accordance herewith, to the extent permitted by law.

2. Payments. The outstanding principal of, and accrued and unpaid interest on, this Note shall be payable as follows:

(a) Maturity. The outstanding principal amount of this Note, together with accrued and unpaid interest thereon, shall be due and payable on January 31, 2026 (the “Maturity Date”). All payments hereunder shall be made in immediately available funds, without setoff, counterclaim or deduction of any kind.

(b) Application of Payment. Except as expressly stated herein to the contrary, all payments received by the Holder shall be applied in the following order: (i) to the costs and fees of collection and other amounts owed, if any, pursuant to Section 6(a), (ii) to accrued and unpaid interest, and (iii) to the outstanding principal amount of this Note.

(c) Prepayment. The outstanding principal amount of, and accrued and unpaid interest on, this Note may be prepaid at any time, or from time to time, in whole or in part, without premium or penalty.

(d) Form and Place of Payment. Principal and interest shall be payable in lawful money of the United States. All payments shall be made to the Holder in accordance with Holder’s written instructions to the Maker.

3. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a) the Maker fails to pay all amounts due and owing under this Note, whether principal, interest or otherwise, on or before the Maturity Date;

(b) the Maker fails or neglects to perform, keep or observe any material term, provision, condition, covenant, or agreement contained in this Note, and such failure continues for five (5) days after written notice thereof is delivered to the Maker;

(c) the Maker (i) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admits in writing its inability to pay its debts generally as they mature, (iii) makes a general assignment for the benefit of its or any of its creditors, (iv) dissolves or liquidates in full or in part, or (v) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consents to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or

(d) proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Maker or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Maker or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect are commenced and an order for relief entered, or such case or proceeding is not dismissed or discharged within ninety (90) days of commencement.

4. Rights of Holder Upon Default. Upon the occurrence or existence of any Event of Default described in Section 3(c) or (d) above, the outstanding principal amount hereof, and all accrued and unpaid interest hereon, and all other outstanding amounts payable by the Maker hereunder, automatically and without further action by the Holder shall become immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence and during the continuation of any other Event of Default, the Holder may exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to declare the entire outstanding principal amount hereof, and all accrued and unpaid interest hereon, and all other outstanding amounts payable by Maker hereunder immediately due and payable.

5. Representations and Warranties of the Maker.

(a) Organization. The Maker is duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) Non-Contravention; Enforceability. The execution and delivery by the Maker of this Note and the performance of all obligations of the Maker hereunder do not contravene any law or applicable governmental rule, regulation or order, do not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it or any of its property is bound. This Note constitutes a legal, valid and binding obligation of the Maker, enforceable against the Maker in accordance with its terms.

(c) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Maker of its obligations under this Note.

6. Miscellaneous.

(a) Costs of Collection. The Maker agrees to pay all of the Holder’s costs of collection, including, without limitation, reasonable attorneys’ fees, whether or not suit is filed, and all costs of suit and preparation for suit (whether at trial or appellate level), in the event any payment of principal, interest or other amount is not paid when due.

(b) Waivers. The Maker agrees that a waiver of rights under this Note shall not be deemed to be made by the Holder unless such waiver shall be in writing, duly signed by the Holder, and each such waiver, if any, shall apply only with respect to the specific instance involved and shall in no way impair the rights of the Holder or the obligations of the Maker in any other respect at any other time.

(c) Assignment. This Note may not be assigned by either party, in whole or in part, to any person or entity without the consent of the other party, which consent may be withheld at such party’s sole discretion; provided, that notwithstanding the foregoing, this Note may be assigned by the Holder to any affiliate of the Holder upon written notice to the Maker.

(d) Time of Essence. Time is of the essence with respect to this Note and each and every provision hereof.

(e) Amendments. No amendment, modification, change, waiver, release or discharge hereof and hereunder shall be effective unless evidenced by an instrument in writing and signed by the Maker and the Holder.

(f) Notices. All notices and other communications given or made hereunder shall be in writing and shall be deemed effectively given, delivered and received upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by e-mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next day or next business day delivery, with written verification of receipt. All communications shall be sent to the parties at the addresses set forth below:

If to the Maker:

Alternus Clean Energy, Inc.

17 State Street, Suite 4000

New York, NY 10004

Attn: Legal Department

Email: alt_corp_legal@alternusenergy.com

If to the Holder:

Meteora Capital, LLC

1200 N Federal Hwy, Ste 200

Boca Raton, FL 33432

Email: notices@meteoracapital.com

Either party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner set forth in this Section 6(f).

(g) GOVERNING LAW. THIS NOTE SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(h) CONSENT TO EXCLUSIVE JURISDICTION. THE MAKER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, AND THE MAKER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH STATE COURT OR IN SUCH FEDERAL COURT. THE MAKER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH AN ACTION OR PROCEEDING. THE MAKER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN THIS NOTE (WHICH MAILING SHALL BE BY CERTIFIED MAIL).

(Remainder of page intentionally left blank. Signature page follows.)

IN WITNESS WHEREOF, the Maker has executed this Note effective as of the date first set forth above.

MAKER:

ALTERNUS CLEAN ENERGY, INC.

By:	/s/ Vincent Browne
Name:	Vincent Browne
Title:	Chief Executive Officer and Director

(Signature Page to Promissory Note)

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